                                                                    EXHIBIT 99.1

- --------------------------------------------------------------------------------
                              THE DII GROUP, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING,
                                          , 1996
           The undersigned hereby appoints Ronald R. Budacz and Carl R.
       Vertuca, Jr. the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Special
       Meeting of Stockholders of The DII Group, Inc. to be held on
               , 1996, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

                                                Dated: , 1996

                                                -------------------------

                                                -------------------------
                                                Signature of Stockholder

                                                THIS PROXY MUST BE SIGNED
                                                 EXACTLY AS NAME APPEARS
                                                         HEREON.
                                                Executors,
                                                administrators, trustees,
                                                etc., should give full
                                                title as such. For joint
                                                accounts, each owner
                                                should sign. If the
                                                signer is a corporation,
                                                please sign full
                                                corporate name by duly
                                                authorized officer.

                                                                   (over)
- --------------------------------------------------------------------------------

P

- --------------------------------------------------------------------------------
                                              (Continued from other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

                                                    FOR   AGAINST ABSTAIN
       1. Proposal to approve and adopt the Agreement and Plan of Merger, by and among
       The DII Group, Inc., DII Merger Corp. and Orbit Semiconductor,
          Inc.,
       dated as of June 9, 1996.             / /        / /        / /

       2. Proposal to approve the amendment of the 1994 Stock Incentive
       Plan.                                 / /        / /        / /

       3. Proposal to approve the amendment of the 1994 Employee Stock
       Purchase Plan.                        / /        / /        / /

       4. In their discretion, upon such other matters as may properly come before the meeting.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE

- --------------------------------------------------------------------------------